DON'S BUILDING SUPPLY L.L.P.

                               PURCHASE AGREEMENT

                                     Between

                               ISG RESOURCES, INC.
                         ISG MANUFACTURED PRODUCTS, INC.
                                  As Purchasers

                                       And

             CHARLIE A. MEADOR, STEPHEN D. SMITH, VICTORIA L. SMITH, DEANNA R. SMITH, CHARLIE E. MEADOR AND BLAKE A. MEADOR
                                   As Sellers

                            Dated as of March 2, 2000

                                TABLE OF CONTENTS

Article I - Sale of Purchased Interests; Closing ..............................1

Purchase and Sale .............................................................1
Purchase Price ................................................................1
Closing .......................................................................3
Payment of Purchase Price......................................................3
Post Closing Payment...........................................................4

Article II - Representations and Warranties of the Sellers.....................4

Organization ..................................................................4
Equity Ownership ..............................................................5
Authority Relative to This Agreement...........................................5
Affiliates; Company; Business..................................................5
No Conflicts ..................................................................5
Governmental Approvals and Filings.............................................6
Books and Records .............................................................6
Financial Statements...........................................................6
Absence of Changes.............................................................7
No Undisclosed Liabilities.....................................................8
Taxes .........................................................................8
Legal Proceedings ............................................................10
Compliance with Laws and Orders...............................................11
Benefit Plans; ERISA..........................................................11
Real Property ................................................................12
Tangible Personal Property....................................................13
Intellectual Property Rights..................................................14
Contracts ....................................................................14
Licenses .....................................................................15
Insurance ....................................................................15
Affiliate Transactions........................................................16
Employees; Labor Relations....................................................16
Environmental Matters.........................................................16
Substantial Customers and Suppliers...........................................19
Accounts Receivable...........................................................19
Other Negotiations; Brokers...................................................19
Holding Company Act and Investment Company Act Status.........................19
Bank and Brokerage Accounts...................................................20
Exemption from Registration...................................................20
Disclosure ...................................................................20
Survival of Representations and Warranties of Purchaser.......................20

Article III - Representations and Warranties of Purchaser

Organization and Qualification................................................20
Authority Relative to this Agreement..........................................21
No Conflicts .................................................................21
Governmental Approvals and Filings............................................21
Legal Proceedings ............................................................21
Brokers.......................................................................22
Purchase for Investment.......................................................22
Disclosure ...................................................................22
Survival of Representations, Warranties, Covenants and Agreements.............22

Article IV - Covenants by the Sellers.........................................22

Noncompetition; Nonsolicitation...............................................22
Regulatory and Other Approvals................................................24
Investigation by Purchaser....................................................24

Article V - Closing Conditions

Condition to the Obligations of the Purchaser.................................24
Conditions to the Obligations of the Sellers..................................26

Article VI - Termination......................................................27

Termination Events............................................................27
Effect of Termination.........................................................28

Article VII - Indemnification; Tax Matters....................................28

Survival .....................................................................28
Indemnification ..............................................................29
Method of Asserting Claims....................................................29
Tax Liability ................................................................31
Tax Contests .................................................................31
Cooperation Regarding Tax Matters.............................................33
Payment of Transfer Taxes and Fees............................................33
Other Tax Covenants...........................................................33
Conflict .....................................................................34

Article VIII - Definitions....................................................34

Definitions ..................................................................34
Interpretation of Agreement...................................................41

Article IX - Miscellaneous....................................................41

Notices ......................................................................41
Entire Agreement .............................................................43
Expenses .....................................................................43
Confidentiality ..............................................................43
Further Assurances; Post-Closing Cooperation..................................43
Waiver .......................................................................43
Amendment ....................................................................44
No Third Party Beneficiary....................................................44
No Assignment; Binding Effect.................................................44
Headings .....................................................................44
Invalid Provisions............................................................44
Governing Law ................................................................44
Limited Recourse .............................................................44
Counterparts .................................................................45

Article X - Mediation.........................................................45


Exhibits

         Exhibit A - Disclosure Schedule
         Exhibit B - Sellers' Closing Certificate
         Exhibit B-1-a - Copy of Limited Liability Partnership Agreement Exhibit B-1-b - Schedule of Officers of Company
         Exhibit C - Closing Certificate of President of Sellers
         Exhibit D - Opinion of Strasburger & Price, LLP
         Exhibit E - Purchaser's Officers' Certificates
         Exhibit F - Opinion of Counsel of Purchaser
         Exhibit G - Escrow Agreement for the benefit of Blake A. Meador Exhibit H - Escrow Agreement for the benefit of Deanna R. Smith

                               PURCHASE AGREEMENT

     This Purchase Agreement (this "Agreement") is dated March 2, 2000, between ISG Resources, Inc., a Utah corporation ("Resources") and ISG Manufactured Products, Inc., a Utah corporation (Products") (Resources and Products may be referred to herein individually as "Resources" or "Products", respectively, or collectively as "Purchaser"), and Charlie A. Meador, Stephen D. Smith, Victoria
L. Smith, Deanna R. Smith, Charlie E. Meador and Blake A. Meador, individuals residing in the state of Texas (individually a "Seller" and collectively the "Sellers").

                                    RECITALS

     The Sellers own and desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers a Texas registered limited liability partnership known as Don's Building Supply L.L.P., f/k/a Don's Building Supply, Inc. (the "Company").

     The partnership interests of the Company are referred to herein as the "Purchased Interests".

     Resources shall acquire one percent of the Purchased Interests and Products shall acquire ninety-nine percent of the Purchased Interests.

     Unless otherwise defined in this Agreement, the capitalized terms used in this Agreement have the meanings given in Article VIII below.

     In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth herein.

                                    ARTICLE I

1        SALE OF PURCHASED INTERESTS; CLOSING

1.1 Purchase and Sale. At the Closing, on the terms and conditions set forth in this Agreement, (i) the Sellers will sell to Resources, and Resources shall purchase from the Sellers, one percent of the Purchased Interests, and (ii) the Sellers will sell to Products, and Products shall purchase from the Sellers, ninety-nine percent of the Purchased Interests.

1.2 Purchase Price.

1.2.1 The purchase price (the "Purchase Price") for the Purchased Interests is six million dollars ($6,000,000.00) payable in cash, subject to adjustment as set forth in Sections 1.2.2 and 1.2.3 below. Except for the items listed in Sections 1.2.1.1, 1.2.1.2 and 1.2.1.3 below, (i) the Purchase Price is for a debt free balance sheet, and (ii )all debt and accrued interest will be discharged by the Sellers prior to or contemporaneous with the Closing.

     1.2.1.1 Accrued liabilities and accounts payable;

     1.2.1.2 A note payable to Toyota Motor Credit for the purchase of two forklifts in the principal amount, as of December 31, 1999, of $26,084.58; and,

     1.2.1.3 The remaining balance on a purchase money promissory note, for the purchase of real property adjoining the Company, dated April 20, 1999, payable to Richard W. Payton, having an original principal balance of $136,400.00 with a principal balance, as of December 31, 1999, of $127,306.64.

1.2.2 The Purchase Price is contingent upon the EBITDA (earnings before interest expense, taxes, depreciation and amortization) of the Company for the twelve month period ending on December 31, 1999 being at least $1,200,000.00. In the event that the EBITDA of the Company for the twelve month period ending on December 31, 1999 is less than $1,200,000.00, the Purchase Price shall be reduced by a sum equal to five (5) times the difference between the EBITDA for such period and $1,200,000.00. Conversely, in the event that the EBITDA of the Company for the twelve month period ending on December 31, 1999 is more than $1,200,000.00, the Purchase Price shall be increased by a sum equal to five (5) times the difference between the EBITDA for such period and $1,200,000.00. For purposes of computing the Company's EBITDA, (i) taxes will be considered to include Texas franchise tax, and (ii) gains and losses from sales of fixed assets and investments will be excluded from the calculation of EBITDA.

1.2.3 In addition, the Purchase Price will increase or decrease, on a dollar-for-dollar basis, by the amount in which the working capital of the Company (total current assets less total current liabilities) exceeds or is less than, respectively, the sum of $1,150,000.00 calculated as of February 29, 2000. For purposes of computing working capital of the Company, the funds held in trust by Charlie A. Meador and Victoria L. Smith, Trustees of Don's Building Supply Irrevocable Trust, consisting of $100,000 of trust principal and undistributed accrued interest thereon, shall be treated as current assets of the Company.

1.2.4 To  determine  whether an  adjustment  is  appropriate  pursuant to either
Section 1.2.2 and/or Section 1.2.3, Purchaser shall (within sixty days of the Closing Date) provide the Sellers with financial statements of the Company indicating the EBITDA of the Company for the twelve month period ending on December 31, 1999 as well as the working capital as of February 29, 2000 (the "Purchaser's Calculation"). If the Sellers (within thirty days of receiving the Purchaser's Calculation") disagree with Purchaser's Calculation, then the Sellers will promptly engage an independent accounting firm to review the financial condition of the Company as of the Closing in accordance with GAAP, on a basis consistent with the Financial Statements. Within forty-five (45) days after the matter is referred to the accounting firm, the accounting firm will prepare and deliver a report to all parties which will detail whether a Purchase Price adjustment is necessary. The report will be final and binding on both parties, absent fraud or clear error.

1.3 Closing. The Closing (the "Closing") of the purchase and sale of the Purchased Interests will take place in Dallas, Texas at the offices of Strasburger & Price, L.L.P. at 2:00 P.M. on March 2, 2000, or at such other place and time as Purchaser and the Sellers shall mutually agree.

1.4 Payment of Purchase Price. At the Closing, the Purchase Price will be paid to the Sellers in accordance with the following procedure:

1.4.1 Of the total Purchase Price, $201,666.75 will be paid by Purchaser directly to James W. and Peggy Gregg ("JWG"), Route 1, Box 12409, Dike, Texas 75437, as a payment of accrued interest and principal on the promissory note owed to him by the Company. Sellers and Purchaser agree that such payment to JWG (the "JWG Payment") will be deemed to be a payment made by Purchaser of part of the Purchase Price to the Sellers who in turn are deemed to contribute the JWG Payment to the Company as a capital contribution to allow the Company to pay such payment to JWG. As a result, the Company will be deemed to pay the JWG Payment to JWG.

1.4.2 The remainder of the Purchase Price, or $5,798,333.25 (the "Remaining Price"), will be paid in cash to the various Sellers so that each Seller receives the same dollar amount of the Remaining Price for each unit owned by such Seller (as set forth in Section 2.2 hereof).

1.4.3 At the Closing:

1.4.3.1 The Purchaser will pay the portions of the Remaining Price due to (i) Charlie A. Meador, (ii) Stephen D. and Victoria L. Smith, and (iii) Charlie E. Meador by wire transfer to such account(s) as such Sellers may direct;

1.4.3.2 The Purchaser  will pay the portion of the Remaining  Price due to Blake
A. Meador to the Escrow Account established for the benefit of such Seller pursuant to the Escrow Agreement attached hereto as Exhibit G, by wire transfer to such Escrow Account;

1.4.3.3 The Purchaser will pay the portion of the Remaining  Price due to Deanna
R. Smith to the Escrow Account established for the benefit of such Seller pursuant to the Escrow Agreement attached hereto as Exhibit H, by wire transfer to such Escrow Account;

1.4.3.4 The Sellers will sell and convey to Purchaser, in the percentages set forth herein, the Purchased Interests free and clear of all Liens, except as disclosed in Section 2.4 of the Disclosure Schedule with reference to Blake A. Meador and Deanna R. Smith; and

1.4.3.5  The  parties  will  deliver  the  opinions,  certificates,   contracts,
documents and instruments to be delivered pursuant to this Agreement.

1.5 Post Closing Payment.

1.5.1 If the Sellers agree with the Purchaser's Calculation, then, within twenty
(20) days after delivery of the Purchaser's Calculation, (i) if the report indicates that an upward adjustment is appropriate, the Purchaser will deliver to the Sellers cash in the amount of the adjustment specified in the report, absent fraud or clear error; or (ii) if the report indicates that an downward adjustment is appropriate, the Sellers will deliver to the Purchaser cash in the amount of the adjustment specified in the report, absent fraud or clear error.

1.5.2 If the Sellers disagree with the Purchaser's Calculation then, within twenty (20) days after delivery of the report by the independent accounting firm referred to in Section 1.2.4: (i) if the report indicates that an upward adjustment is appropriate, the Purchaser will deliver to the Sellers cash in the amount of the adjustment specified in the report, absent fraud or clear error; or (ii) if the report indicates that an downward adjustment is appropriate, the Sellers will deliver to the Purchaser cash in the amount of the adjustment specified in the report, absent fraud or clear error.

                                   ARTICLE II

2 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers hereby represent and warrant to Purchaser, and each of them, as follows:

2.1 Organization. The Company is a registered limited liability partnership organized, validly existing and in good standing under the laws of the state of Texas and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its Assets, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, (i) are not having and could not be reasonably expected to have a material adverse effect on the business or condition of the Company, and (ii) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or any other agreement to which it is a party or on the ability of the Sellers or the Company to perform their obligations hereunder or thereunder. The Sellers have delivered to Purchaser true and complete copies of the limited liability partnership agreement(s) (or other comparable organizing documents) of the Company, including all amendments thereto effected through the Closing Date.

2.2 Equity Ownership. The Sellers own the Purchased Interests as follows:

         Name                                     Number of Units Owned
         -----                                    ---------------------
         Charlie A. Meador                                  66
         Stephen D. and Victoria L. Smith                   48
         Deanna R. Smith                                     2
         Charlie E. Meador                                   2
         Blake A. Meador                                     2
                                                           ---
                                                           120

The Purchased Interests constitute all of the partnership (or other ownership) interests of the Company. There are no outstanding rights, warrants, options or agreements with respect to the Purchased Interests (or other form of ownership) of the Company or agreements, arrangements or understandings to issue or grant any rights, warrants, options or agreements with respect to the Purchased Interests (or other form of ownership) of the Company. Except as set forth in
Section 2.2 of the Disclosure Schedule, the Purchased Interests are free and clear of all Liens, security interests, encumbrances, adverse claims, pledges, equities, and other restrictions whatsoever. Except as set forth in Section 2.2 of the Disclosure Schedule, the assignment to Purchaser of the Purchased Interests will transfer to Purchaser good and valid title to the Purchased Interests and after such transfer no Seller nor any other Person (other than the Purchaser) will have any rights whatsoever with respect to the Purchased Interests or to any other ownership interest in or to the Company.

2.3 Authority Relative to This Agreement. The Sellers have full authority to enter into this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes the legal, valid and binding obligations of the Sellers, enforceable against them in accordance with its terms.

2.4 Affiliates; Company; Business. Section 2.4 of the Disclosure Schedule (the Disclosure Schedule is attached hereto as Exhibit A) lists all lines of business in which the Company is participating or engaged or has participated or engaged in the preceding three years. The name of each partner and officer of the Company, and the position with the Company held by each, are listed in Section
2.4 of the Disclosure Schedule. The Company holds no equity, partnership, joint venture or other interest in any Person.

2.5 No Conflicts. The execution and delivery by the Sellers of this Agreement does not, and the consummation of the transactions contemplated hereby will not:

2.5.1 conflict with or result in a violation or breach of any of the terms, conditions or provisions of the partnership agreement of the Company (or other comparable organizing documents) of the Company;

2.5.2 subject to obtaining the consents, approvals and actions, making the filings and giving the notices referred to in Section 2.6 below or disclosed in
Section 2.6 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Laws or Order applicable to any of the Sellers or to the Company, or any of their Assets; or

2.5.3 except as disclosed in Section 2.5 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any of the Sellers or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (f) result in the creation or imposition of any Lien upon the Company or any of its Assets under, any Contract or License to which any of the Sellers or the Company is a party or by which any of their respective Assets is bound except for such conflicts, violations, breaches, defaults, consents, approvals, actions, filings, notices, terminations, cancellations, accelerations, modifications, additional rights or entitlements or Liens that, individually or in the aggregate, (A) could not be reasonably expected to result in a Liability in excess of $10,000.00, and (B) could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of any of the Sellers or the Company to perform its obligations hereunder.

2.6 Governmental Approvals and Filings. Except as disclosed in Section 2.6 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Sellers or the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of transactions contemplated herein.

2.7 Books and Records. The minute books, partnership books, and other similar records of the Company to be provided to Purchaser upon execution of this Agreement contain a true and complete record, in all material respects, of all actions taken by the Sellers, the committees, officers and agents (or other similar governing entities or persons) of the Company.

2.8 Financial Statements. The Sellers have caused the Company to furnish to Purchaser true and complete copies of the unaudited financial statements of the Company for the period ending December 31, 1999 certified as in accordance with the Books and Records of the Company by the President of the Company. All of these statements (collectively referred to herein as the "Financial Statements") are in accordance with the Books and Records of the Company and fairly and accurately present, in all material respects, the financial position of the Company as of the dates thereof, for the periods covered thereby and the results of operations and cash flows of the Company for the periods set forth therein, all in conformity with GAAP, except that no statements of cash flow or notes to the Financial Statements are provided.

2.9 Absence of Changes. Except as set forth in Section 2.9 of the Disclosure Schedule, since December 31, 1999, there has not been any material adverse change or any event or development, which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the business or condition of the Company. In addition, except as expressly contemplated hereby and except as disclosed in Section 2.9 of the Disclosure Schedule, there has not occurred since December 31, 1999:

2.9.1 any declaration, setting aside or payment of any dividend or other distribution in respect of the Purchased Interests (or other equity interests) of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any such Purchased Interests of the Company;

2.9.2 any authorization, issuance, sale or other disposition by the Company of any ownership interest (or other equity interests), or any modification or amendment of any right of any holder of any outstanding ownership interest (or other equity interests) of the Company;

2.9.3 (i) any increase in salary, rate of commissions or rate of consulting fees of any employee or consultant of the Company; (ii) any payment of consideration of any nature whatsoever (other than salary, commissions or consulting fees paid to any employee or consultant of the Company) to any officer, director, partner, owner, employee or consultant of the Company; (iii) any establishment or modification of (A) targets, goals, pools or similar provisions under any Benefit Plan, employment contract or other employee compensation arrangement or
(B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment contract or other employee compensation arrangement; or
(iv) any adoption, entering into, amendment, modification or termination (partial or complete) of any Benefit Plan;

2.9.4 (i) incurrences by the Company of Indebtedness or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of the Company under, any Indebtedness of or owing to the Company;

2.9.5 any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the Assets of the Company in an aggregate amount exceeding $10,000;

2.9.6 any write-off or write-down of or any determination to write off or write down any of the Assets of the Company, other than write-offs and/or write-downs of accounts receivable or inventory occurring in the ordinary course of business;

2.9.7 any purchase of any Assets of any Person or disposition of, or incurrence of a Lien on, any Company Assets, other than acquisitions or dispositions of inventory in the ordinary course of business by the Company consistent with past practice;

2.9.8 other than in the ordinary course of business, any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.18.1, (ii) any License held by the Company, or (iii) any intellectual property rights owned by the Company;

2.9.9 any capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets in an aggregate amount exceeding $10,000;

2.9.10 any commencement, termination or change by the Company of any line of business;

2.9.11 any transaction by the Company with any of its officers, partners, owners, or Affiliates, other than pursuant to a Contract or arrangement in effect on December 31, 1999 and disclosed to Purchaser pursuant to Section
2.18.1 or other than pursuant to any Contract of employment and listed pursuant to Section 2.18.1 of the Disclosure Schedule;

2.9.12 any entering into of an agreement to do or engage in any of the foregoing, including without limitation with respect to any merger, sale of substantially all assets or other business combination not otherwise restricted by the foregoing paragraphs; or

2.9.13 any change in the accounting methods or procedures of the Company or any other material transaction involving or material development affecting the Company outside the ordinary course of business.

2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the December 31, 1999 balance sheet included in the Financial Statements or as disclosed in Section 2.10 of the Disclosure Schedule, the Company has no Liabilities, nor are there any Liabilities relating to or affecting the Company or any of its Assets, other than Liabilities incurred in the ordinary course of business since December 31, 1999.

2.11 Taxes.

2.11.1 Except as disclosed in Section 2.11 of the Disclosure Schedule, all Tax Returns required to have been filed by or with respect to the Company with any Taxing Authority have been duly and timely filed, and each such Tax Return correctly and completely reflects the income, franchise or other Tax liability and all other information required to be reported thereon. The Company is not and has never been a member of any affiliated, combined, consolidated, unitary or similar group with respect to the filing of tax returns or otherwise with respect to any Taxing Authority. All Taxes that are due and payable by the Company (whether or not shown on any Tax Return) have been timely paid. All Taxes related to the income, operations or assets of the Company that are due and payable by the Sellers (whether or not shown on any Tax Return) have been timely paid. All monies required to be withheld by the Company from employees, independent contractors, creditors or other third parties for Taxes have been collected or withheld, and either duly and timely paid to the appropriate Taxing Authority or (if not yet due for payment) set aside in accounts for such purposes. Neither the Company nor the Sellers has any liability for Taxes for any Person other than the Company (i) solely as a present or former member of a consolidated group, (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

2.11.2 The Company is not a party to any agreement extending, or having the effect of extending, the time within which to file any Tax Return or the period of assessment or collection of any Taxes. The Company has not received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

2.11.3 No Taxing Authority is now asserting or threatening to assert against the Company any deficiency, claim or liability for additional Taxes or any adjustment of Taxes, and there is no reasonable basis for any such assertion of which any of the Sellers or the Company is or reasonably should be aware. No issues have been raised in any examination by any Taxing Authority with respect to the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. The federal income Tax Returns of the Company disclose (in accordance with the Code) all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of the Code. No claim has ever been made by any Taxing Authority in a jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Section 2.11 of the Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed by or with respect to the Company for all taxable periods ended on or after December 31, 1996, indicates those Tax Returns, if any, that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by or with respect to, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since January 1, 1997. There are no Liens for Taxes upon the Assets of the Company, except for statutory liens for current taxes not yet due, but which have been accrued for on the Books and Records of the Company.

2.11.4 The Company is, and at all times since January 1, 1988, has been, properly characterized, for federal income tax purposes, as a corporation that has elected to be taxed as an S corporation. From its formation through December 31, 1998, the Company was properly characterized as a corporation for state and local income tax purposes. Since December 31, 1998, the Company has been properly characterized as a partnership for state and local income tax purposes.

2.11.5 Except as disclosed in Section 2.11 of the Disclosure Schedule, the Company is not (i) a party to or bound by any obligations under any tax sharing, tax indemnity or similar agreement or arrangement, (ii) subject to any election under sections 338(e) or 341(f) of the Code or the regulations thereunder, (iii) required to make, or reasonably expects that it might have to make, any adjustment under section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise,
(iv) subject to any agreement or arrangement that could result separately or in the aggregate in the payment of any "excess parachute payments" within the meaning of section 280G of the Code, (v) and at no time has ever been, a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code, (vi) a party to any "safe harbor lease" that is subject to the provisions of section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986 or to any "long-term contract" within the meaning of section 460 of the Code, (vii) a party to any joint venture, partnership (except for its own partnership agreement) or other arrangement that is treated as a partnership for federal income Tax purposes, or (viii) nor has it ever been, a member of any affiliated, consolidated, combined, unitary or similar group for any Tax purpose.

2.12 Legal Proceedings.

2.12.1 Except as disclosed in Section 2.12 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

     2.12.1.1 there are no Actions or Proceedings pending or, to the knowledge of the Sellers or the Company, threatened against, relating to or affecting the Company, or any of its Assets which (A) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to Purchaser, or (B) if determined adversely to the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company, or (y) Losses by the Company, individually or in the aggregate with Losses in respect of other such actions or proceedings, exceeding $10,000;

     2.12.1.2 there are no facts or circumstances known to the Sellers or to the Company that could reasonably be expected to give rise to any action or proceeding that would be required to be disclosed pursuant to clause
     2.12.1.1 above;

     2.12.1.3 neither the Sellers nor the Company has received notice, or is aware of any Orders or lawsuits outstanding against the Company; and

     2.12.1.4 neither the Sellers nor the Company has received notice or is aware of any defects, dangerous or substandard conditions in the products or materials manufactured, sold, distributed, or to be manufactured, sold or distributed by the Company that could cause bodily injury, sickness, disease, death, or damage to property, or result in loss of use of property, or any claim, suit, demand for arbitration or notice seeking damages for bodily injury, sickness, disease, death, or damage to property, or loss of use or property.

2.12.2 Prior to the execution of this Agreement, the Company has delivered all Counsel Responses, as hereinafter defined, received by the Company prior to the date hereof. For purposes hereof, "Counsel Responses" means responses of counsel for the Company to auditors' requests for information regarding Actions or Proceedings pending or threatened against, relating to or affecting the Company during the period from January 1, 1996 to the date hereof. Section 2.12.2 of the Disclosure Schedule sets forth all Actions or Proceedings relating to or affecting the Company or its Assets during the period from January 1, 1996 to the date hereof.

2.13 Compliance with Laws and Orders. Except as disclosed in Section 2.13 of the Disclosure Schedule, neither the Sellers nor the Company has received, at any time since January 1, 1996, any notice that the Company is or has been at any time since such date, in violation of or in default under, any Law or Order applicable to the Company or any of its Assets. In furtherance and not limitation of the foregoing, neither the Sellers nor the Company has violated any federal or state securities law in connection with the offer, sale or purchase of any securities.

2.14 Benefit Plans; ERISA. All Benefit Plans maintained by the Company are listed in Section 2.14 of the Disclosure Schedule, and copies of all such Benefit Plans have been delivered or made available to Purchaser (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, the latest summary plan descriptions, trust agreements, the three most recent annual returns, employee communications during the last three years, and IRS determination letters). Except as disclosed in Section 2.14 of the Disclosure
Schedule:

2.14.1 to the knowledge of Sellers, each Benefit Plan, including each Benefit Plan intended to qualify under section 401(a) of the Code , complies, and has at all times been maintained and administered in compliance, with the requirements of all applicable Laws, including ERISA and the Code, except where any such noncompliance could not reasonably be expected to result in a material adverse change in the financial condition of the Company;

2.14.2 no Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code;

2.14.3 no direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA affiliate;

2.14.4 the  "amount  of  unfunded  benefit  liabilities"  within the  meaning of section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA;

2.14.5 no "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA affiliate since the effective date of said section 4043;

2.14.6 no Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA;

2.14.7 to the knowledge of the Sellers, no event has occurred which creates, and no circumstances exist pursuant to which the Company could reasonably be expected to incur, any material liability for any Tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA;

2.14.8 no severance pay or "excess parachute payment" (within the meaning of Section 280G of the Code), will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

2.14.9 no Tax has been incurred under section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

2.14.10 no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any state laws requiring continuation of benefits coverage following termination of employment;

2.14.11 no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of any Seller or the Company, threatened against or with respect to any Benefit Plan and there are not facts or circumstances known to any the Sellers or the Company that could reasonably be expected to give rise to any such suit, action or other litigation; and

2.14.12 all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP, all of which accruals under unfunded Benefit Plans are as disclosed in Section 2.14 of the Disclosure Schedule, and the Company has performed all material obligations required to be performed under all Benefit Plans.

2.15 Real Property.

2.15.1 Section 2.15.1 of the Disclosure Schedule contains a true and correct list of (i) each parcel of real property owned (the "Owned Real Property") by the Company, (ii) each parcel of real property leased or subleased or otherwise occupied by the Company as tenant or subtenant (the "Leased Real Property"; together with the Owned Real Property, the "Real Property") together with a true and correct list of all such leases, subleases or other similar agreements and any amendments, modifications or extensions thereto (the "Real Property Leases"), and (iii) all Liens relating to or affecting any parcel of Real Property, in each case identifying the owner, lessor and lessee thereof.

2.15.2 The Company has good and indefeasible fee simple title to its Owned Real Property, free and clear of all Liens, other than as specifically listed in
Section 2.15.2 of the Disclosure Schedule.

2.15.3 Subject to the terms of its leases, the Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment to the Leased Real Property for the full term of the lease thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto, and except as set forth in Section 2.15.3 of the Disclosure Schedule, there is no, and neither the Sellers nor the Company, have knowledge of any, or has received any, notice of any uncured default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company has not assigned, sublet, transferred, hypothecated or otherwise disposed of its interest in any Real Property Lease. No penalties are accrued and unpaid under any Real Property Lease.

2.15.4 The Sellers shall deliver to Purchaser upon the execution of this Agreement true and complete copies of all (i) title policies, mortgages, deeds of trust, deeds, leases, easements, restrictive covenants, certificates of occupancy, and similar documents, and all amendments thereto concerning the Owned Real Property, and (ii) Real Property Leases and, to the extent reasonably available, all other documents referred to in clause (i) of this paragraph with respect to the Leased Real Property.

2.15.5 Except as disclosed in Section 2.15.5 of the Disclosure Schedule, the improvements on the Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the knowledge of each of the Sellers and of the Company, there are no condemnation or appropriation proceedings pending or threatened against Real Property or the improvements thereon.

2.15.6 Neither the Sellers nor the Company has any knowledge of any claim, action or proceeding, actual or threatened, against the Company or the Real Property by any Person which would materially affect the future use, occupancy or value of the Real Property or any part thereof.

2.16 Tangible Personal Property. The Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under contract to use, all tangible personal property used in the conduct of its business, including all tangible personal property reflected on the Financial Statements and tangible personal property acquired since December 31, 1999 other than property disposed of since such date in the ordinary course of business consistent with past practice and the terms of this Agreement. All such tangible personal property is free and clear of all Liens, other than Liens disclosed in
Section 2.16 of the Disclosure Schedule, and, as of the Closing Date, is adequate and suitable for the conduct by the Company of the business presently conducted by it, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

2.17 Intellectual Property Rights. The Company has interests in or uses only the intellectual property described in Section 2.17 of the Disclosure Schedule. The Company either has all right, title and interest in or a valid and binding license to use such intellectual property. No other intellectual property is used in or necessary to the conduct of the business of the Company. All registrations, pending applications, registered rights and executed agreements related to intellectual property are listed in Section 2.17 of the Disclosure Schedule. Except as disclosed therein, (i) the Company has the right to use the intellectual property described therein, (ii) all registrations on behalf of the Company with and applications to Governmental or Regulatory Authorities in respect of such intellectual property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness,
(iii) all copyrightable materials used by the Company are works-for-hire and are owned by the Company, (iv) there are no restrictions on the direct or indirect transfer of any License, or any interest therein, held by the Company in respect of such intellectual property, (v) the Sellers have delivered, or have caused the Company to deliver, to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such intellectual property, which documentation is accurate and complete and sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret, (vi) the Sellers and the Company have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vii) neither the Sellers nor the Company is or has received any notice that it is in default (or with the giving of notice or lapse of time or both, would be in default) under any License to use such intellectual property and (viii) neither the Sellers nor the Company has any knowledge that such intellectual property is being infringed by any other Person. To the knowledge of the Sellers and the Company, the Company is not infringing any intellectual property of any Person, and no litigation is pending and no claim has been made or, to the knowledge of any the Sellers or of the Company, has been threatened to such effect.

2.18 Contracts.

2.18.1 Section 2.18.1 of the Disclosure Schedule contains a true and complete list of every Contract or other arrangement (true and complete copies, or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, of which have been delivered to Purchaser prior to the execution of this Agreement), to which the Company is a party, a guarantor or by which any of its Assets is bound.

2.18.2 Each Contract disclosed in Section 2.18.1 of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.18.2 of the Disclosure Schedule, neither the Company nor, to the knowledge of any the Sellers, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be violation or breach of or default under any such Contract).

2.18.3 Except as disclosed in Section 2.18.3 of the Disclosure Schedule, the Company is not a party to or bound by any Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other such Contracts, materially adverse to the business or condition of the Company.

2.18.4 To the extent any of the guaranties for the benefit of the Company or any of its Assets are not integrated with Contracts disclosed in Section 2.18.1 to the Disclosure Schedule, each such guaranty is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, or each party thereto; and neither the guarantor thereunder nor, to the knowledge of the Sellers or the Company or any other party to such guaranty is, or has received notice that it is, in violation or breach of or default under any such guaranty (or with notice or lapse of time or both, would be in violation or breach of default under any such guaranty).

2.19 Licenses. Section 2.19 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of the Company, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Sellers or the Company have delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.19 of the Disclosure Schedule:

2.19.1 the Company owns or validly holds all Licenses that are material to its respective business or operations;

2.19.2 each license listed in Section 2.19 of the Disclosure Schedule is valid, binding and in full force and effect;

2.19.3 neither the Sellers nor the Company is, or has received any notice that it is, in default (or with the giving of notice of lapse of time or both, would be in default) under any such License; and

2.19.4 the transactions contemplated in this Agreement will not violate any such License or give any other party thereto rights to terminate the License or change the material terms thereof.

2.20 Insurance. Section 2.20 of the Disclosure Schedule contains a true and complete list (including the names of the insurers, the expiration dates thereof, the period of time covered thereby and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of the Company or affect or relate to the ownership, use or operation of any of the Assets of the Company and that (i) have been issued to the Company, or (ii) have been issued to any Person (other than the Company) for the benefit of the Company. Each policy listed in Section 2.20 of the Disclosure Schedule is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Sellers nor the Company or the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder, and the Company does not know of any reason or state of facts that could lead to the cancellation of such policies. With the exception of insurance policies which insure employees of the Company, the insurance policies listed in Section 2.20 of the Disclosure Schedule (i) in light of the business, operations and Assets of the Company are in amounts and have coverages that are reasonable and customary for Persons engaged in such business and operations and having such Assets and (ii) are in amounts and have coverages as required by any Contract to which the Company is a party. Section 2.20 of the Disclosure Schedule contains a list of all claims made under any insurance policies covering the Company since January 1, 1995. Neither the Sellers nor the Company have received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Since January 1, 1995, the Company has maintained, in light of its business, location, operations and Assets, at all times, without interruption appropriate insurance, in scope and amount of coverages that are reasonable and customary for Persons engaged in such business and operations and having such Assets.

2.21 Affiliate Transactions. Except as disclosed in Section 2.21 of the Disclosure schedule, (i) there are no Liabilities between the Company and any current or former officer, director, stockholder, Affiliate of the Company or any Affiliate of any such officer, director, stockholder or Affiliate, and (ii) the Company does not provide or cause to be provided any assets, services or facilities to any such current or former officer, director, stockholder or Affiliate.

2.22 Employees; Labor Relations. The Company is not engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Sellers or the Company, threatened against the Company before the National Labor Relations Board or comparable or similar state agency, and no grievance or arbitration proceeding arising out of under collective bargaining agreements is pending or, to the knowledge of the Sellers or of the Company, threatened against the Company, (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Sellers or the Company, threatened against the Company, and (iii) no union representation question exists with respect to the employees of the Company or, to the knowledge of the Sellers or the Company, no union organization activities are taking place.

2.23 Environmental Matters.

2.23.1 The Company has obtained and holds all necessary Environmental Permits.

2.23.2 Except as disclosed in Section 2.23.2 of the Disclosure Schedule:

2.23.2.1 The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither the Sellers nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they may be held to be responsible received, any actual or threatened Order, notice, or other communication from
(A) any Governmental  Body or private citizen acting in the public interest,  or
(B) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

2.23.2.2 There are no pending or, to the knowledge of the Sellers or the Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Sellers or the Company has or had an interest.

2.23.2.3 Neither the Sellers nor the Company has knowledge of or any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received any citation, directive, inquiry, notice, Order, summons, warning, or other communications that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other Assets in which the Company had an interest, or with respect to any Facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Sellers, the Company, or any other Person for whose conduct it or they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

2.23.2.4 Neither the Company nor any other Person for whose conduct it may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other Assets (whether real, personal, or mixed) in which the Company (or any predecessor thereof), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such Assets.

2.23.3 Except as disclosed in Section 2.23.3 of the Disclosure Schedule, there are no Hazardous Materials resulting from or related to any conduct of the Sellers or the business of the Company at the Facilities that are present on or in the Environment at the Facilities or to the knowledge of the Sellers or the Company at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company nor any other Person for whose conduct it may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Sellers or the Company has or had an interest except in full compliance with all applicable Environmental Laws.

2.23.4 Except as disclosed in Section 2.23.4 of the Disclosure Schedule, there has been no Release or, to the knowledge of the Sellers or of the Company, any threat of Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or any geologically or hydrologically adjoining property.

2.23.5 The Sellers have delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, and monitoring possessed or initiated by the Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Sellers, the Company or any other Person for whose conduct it or they are or may be held responsible, with Environmental Laws.

2.23.6 There are no Liens arising under or pursuant to any Environmental Law on any Owned Real Property or Leased Real Property and there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any Environmental Law with respect to the ownership, occupancy, development, use, or transferability of any Real Property.

2.23.7 Except as disclosed in Section 2.23.7 of the Disclosure Schedule, there are no (i) underground storage tanks, active or abandoned, (ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material, at any Real Property.

2.23.8 There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of the Sellers or the Company with respect to any Asset of, or property that is adjacent to an Asset of the Company which have not been delivered to Purchaser prior to execution of this Agreement.

2.24 Substantial Customers and Suppliers. Section 2.24.1 of the Disclosure Schedule lists the ten (10) largest customers of the Company on the basis of revenues for goods sold or services provided for the twelve month period ending December 31, 1999. Section 2.24.2 of the Disclosure Schedule lists the ten (10) largest suppliers of the Company on the basis of cost of goods or services purchased during the twelve month period ending December 31, 1999. Except as disclosed in Section 2.24.3 of the Disclosure Schedule, to the knowledge of the Sellers and the Company, no such customer or supplier is insolvent or threatened with bankruptcy or insolvency.

2.25 Accounts Receivable. Except as set forth in Section 2.25 of the Disclosure Schedule, the accounts and notes receivable of the Company reflected on the balance sheets included in the Financial Statements for the period ended
December 31, 1999, and all accounts and notes receivable arising subsequent to such date, (i) arose from bona fide sales transactions in the ordinary course of business consistent with past practice and are payable on ordinary trade terms,
(ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangements, and (v) are not subject of any Actions or Proceedings brought by or on behalf of the Company. Section 2.25 of the Disclosure Schedule sets forth (x) a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company and (y) all jurisdictions in which the records relating to accounts and notes receivable are located.

2.26 Other Negotiations; Brokers. Neither the Sellers, nor the Company, nor any of their respective Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Sellers or the Company or any such Affiliate) have entered into any agreement or had any discussions with any third party regarding any transaction involving the Company which could result in the Company, Purchaser or its stockholders, or any officer, director, employee, agent or Affiliate of any of them, being subject to any claim for liability to said third party as a result of entering into this Agreement or consummating the transactions contemplated hereby or thereby. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with the transactions contemplated by this Agreement on the basis of any act or statement made by the Sellers, the Company or any of their respective Affiliates, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Sellers, the Company, or any such Affiliate.

2.27 Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Company Act of 1935, as amended. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

2.28 Bank and Brokerage Accounts. Section 2.28 of the Disclosure Schedule sets forth (a) a list of the names and locations of all banks, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of all persons having signatory power and respect thereto.

2.29 Exemption from Registration. The offer and sale of the Purchased Interests made pursuant to this Agreement are exempt from the registration requirements of the Securities Act. Neither any the Sellers, nor the Company nor any Person authorized to act on behalf of any of the foregoing has, in connection with the offering of the Purchased Interests, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 501(c) under the Securities Act), (ii) any action involving a public offering within the meaning of section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Purchased Interests pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws.

2.30 Disclosure. The representations and warranties contained in this Agreement, and the statements contained in the Disclosure Schedule, responsive to the representations and warranties in this Article II, or in the certificates, lists and other writings furnished to Purchaser pursuant to any provision of this Agreement (including the Financial Statements), when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein and therein, in the light of the circumstances under which they were made, not misleading.

2.31 Survival of Representations, Warranties, Covenants and Agreements. Even though the Purchaser may investigate the affairs of the Company and attempt to confirm the accuracy of the representations and warranties of the Sellers, the Purchaser, nonetheless, shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers contained in this Agreement. All such representations, warranties, covenants and agreements will survive the Closing.

                                   ARTICLE III

3        REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser, and each of them, represents and warrants to the Sellers as follows:

3.1 Organization and Qualification. Resources and Products are corporations duly organized, validly existing and in good standing under the laws of the state of Utah. Resources and Products are duly qualified, licensed or admitted to do business and are in good standing in each jurisdiction in which the ownership, use or leasing of their Assets, or the conduct or nature of their business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, could not be reasonably expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of either of them to perform their obligations hereunder.

3.2 Authority Relative to this Agreement. Resources and Products have full corporate power and authority to enter into this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Resources and Products and the consummation by Resources and Products of the transactions contemplated hereby have been duly and validly approved by their respective boards of directors and no other corporate proceedings on the part of Resources or Products or their stockholders are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by either of them. This Agreement has been duly and validly executed and delivered by Resources and Products and constitutes a legal, valid and binding obligation of Resources and Products enforceable against Resources and Products in accordance with its terms.

3.3 No Conflicts. The execution and delivery by Resources and Products of this Agreement does not, and the performance by them of their obligations under this Agreement and the consummation of the transactions contemplated hereby, do not and will not:

3.3.1 conflict or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Resources and Products;

3.3.2 subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 3.4 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Resources and Products or their Assets; or

3.3.3 except as disclosed in Section 3.3.3 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, or (iii) require Resources or Products to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any Contract or License to which Resources or Products is a party, or by which they are bound.

3.4 Governmental Approvals and Filings. Except as disclosed in Section 3.4 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Resources or Products is required in connection with the execution, delivery and performance of this Agreement to which it is a party or the consummation of the transactions contemplated herein.

3.5 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Resources or Products, threatened against, relating to or affecting Resources or Products or any of their Assets which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, or (ii) could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the business or condition of Resources or Products.

3.6 Brokers. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made by Resources or Products.

3.7 Purchase for Investment. The Purchased Interests will be acquired by Purchaser for its own account for the purpose of investment and not with a view to the resale or distribution of all or any part of the Purchased Interests in violation of the Securities Act.

3.8 Disclosure. The representations and warranties contained in this Agreement, and the statements contained in the Disclosure Schedule, responsive to the representations and warranties in this Article III, or in the certificates, lists and other writings furnished to Sellers pursuant to any provision of this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein and therein, in the light of the circumstances under which they were made, not misleading.

3.9 Survival of Representations, Warranties, Covenants and Agreements. Even though the Sellers may investigate the affairs of the Purchaser and confirm the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the Sellers, nonetheless, shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement. All such representations, warranties, covenants and agreements will survive the Closing.

                                   ARTICLE IV

4 COVENANTS BY THE SELLERS

4.1 Noncompetition; Non Solicitation.

4.1.1 For a period of three (3) years from the Closing Date, each of the Sellers, alone or in conjunction with any other Person, or directly or indirectly through their present or future Affiliates, will not directly or indirectly own, manage, operate, join, be employed by (except by Purchaser), have a financial interest in, control or participate in the ownership, management, operation or control of, or use or permit his name to be used in connection with, or be otherwise connected in any manner with any business or enterprise engaged in the design, development, manufacture, distribution or sale of any products, or the provision of any services related to those which the Company was designing, developing, manufacturing, distributing, selling or providing at any time prior to and up to and including the Closing Date anywhere in the states of Texas, Oklahoma, New Mexico and/or Louisiana; provided, however, that the foregoing restrictions shall not limit participation in any capacity in any business that involves either (i) the design, development, manufacture, distribution or sale of products of a kind customarily purchased by the Company or (ii) the purchase of products of a kind customarily sold by the Company, and further, provided that the foregoing restriction shall not be construed to prohibit the ownership, in the aggregate, of not more than two percent (2%) of any class of securities of any corporation which is engaged in any of the businesses or enterprises described above, having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market. 4.1.2 For a period of three
(3) years from the Closing Date, the Sellers shall not directly or indirectly, or through an Affiliate, (i) influence any individual who was an employee or consultant of the Company at any time, to terminate his or her employment or consulting relationship with the Company, (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or (iii) cause or attempt to cause (or participate in any way in any discussion or negotiation concerning) (x) any client, customer or supplier of the Company or (y) any prospective client, customer or supplier of the Company from engaging in business with the Company.

4.1.3 The Sellers agree that Purchaser's remedies at law for any breach or threat of breach by it of any of the provisions of this Section 4.1 will be inadequate, and that, in addition to any other remedy to which Purchaser may be entitled at law or in equity, Purchaser shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining orders or orders to prevent breaches of the provisions of this Section 4.1 and to enforce specifically the terms and provisions hereof, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting Purchaser from pursuing, in addition, any other remedies available to it for such breach or threatened breach. A waiver by the Purchaser of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provisions of this Agreement or of any subsequent breach thereof.

4.1.4 The parties hereto consider the restrictions contained in this Section 4.1 hereof to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company, but if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Section 4.1 is an unenforceable restriction on the Sellers' activities, the provisions of this Section 4.1 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Section 4.1 or any remedy provided herein is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Section 4.1 shall in no respect limit or otherwise affect the Sellers's obligations under other agreements with the Company.

4.1.5 The parties agree that $10,000.00 of the Purchase Price is paid to the Sellers as consideration in exchange for the covenants of the Sellers set forth in this Section 4.1.

4.2 Regulatory and Other Approvals. The Sellers shall, and shall cause the Company to, (a) take all necessary or desirable steps and proceed diligently and in good faith and use diligent efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to, Governmental or Regulatory Authorities or any other Person required to consummate the transactions contemplated hereby and those described in Sections 2.5 and 2.6 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to, Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby. The Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

4.3 Investigation by Purchaser.

         From the date of this Agreement until the date on which either Party provides the other Party with written notice that this Agreement is terminated (the "Termination Date"), or until the Closing, whichever is earlier, the Sellers will afford Purchaser its employees, agents, accountants and other representatives access to the Books and Records of the Company, as well as employee files and records.

                                    ARTICLE V

5 CLOSING CONDITIONS

5.1 Condition to the Obligations of the Purchaser. The obligations of Purchaser hereunder to purchase the Purchased Interests are subject to the fulfillment, at or prior to the Closing, of the following conditions precedent (any or all of which may be waived in whole or in part by Purchaser in its sole discretion):

5.1.1 Representations and Warranties. Each of the representations and warranties made by the Sellers in this Agreement shall, unless waived, be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date as though each such representation and warranty was made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date.

5.1.2 Performance. The Sellers shall have performed and complied with, unless waived, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by them at or before the Closing.

5.1.3 Orders and Laws. There shall not be pending, threatened or in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser. 5.1.4 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (i) shall have been duly obtained, made or given, (ii) shall be in form and substance reasonably satisfactory to Purchaser,
(iii) shall not impose any limitations or restrictions on Purchaser, (iv) shall not be subject to the satisfaction of any condition that has not been satisfied or waived, and (v) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation for the transactions contemplated by this Agreement shall have occurred.

5.1.5 Third Party Consents. Any consents (or waivers) identified in Section 2.5 of the Disclosure Schedule, and all other consents (or waivers) to the performance by the Purchaser of its obligations under this Agreement, or to the consummation for the transactions contemplated hereby as are required under any Contract or License to which the Purchaser is a party or by which any of its Assets are bound and where the failure to obtain any such consent (or in lieu thereof waiver) could reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect the Purchaser or the business or condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to the Purchaser in its sole discretion, (i) shall have been obtained, (ii) shall be in form and substance satisfactory to the Purchaser in its sole discretion,
(iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect.

5.1.6 Purchaser's Investigation. Purchaser shall not have discovered, as a result of its investigation and review pursuant to Section 4.3 hereof, any condition (financial, legal or otherwise) relating in any way to the Company, its Assets, business or prospects, that convinces Purchaser, in its sole discretion, that it is not advisable to complete the Closing.

5.1.7 Sellers' Certificates. The Sellers shall have delivered to Purchaser (i) certificates, dated the Closing Date and executed by an executive officer of the Company, substantially in the form and to the effect of Exhibit B hereto and
(ii) certificates, dated the Closing Date and executed by the President of the Company, substantially in the form of Exhibit C hereto.

5.1.8 Resignations of Officers. The Sellers shall have delivered to Purchaser the resignations of all current officers of the Company, effective as of the Closing Date.

5.1.9 Opinion of Counsel. Purchaser shall have received the opinion of Strasburger & Price, L.L.P., counsel to the Company in connection with this Agreement, dated the Closing Date, substantially in the form and to the effect of Exhibit D hereto, and to such further effect as Purchaser may reasonably request.

5.1.10 Disclosure Schedule. The Sellers shall have delivered to Purchaser a copy of the Disclosure Schedule, updated and current through the Closing Date.

5.1.11 Good Standing Certificates. The Sellers shall have delivered to Purchaser
(i) copies of the certificate (or other comparable organizing documents), including all amendments thereto of the Company certified by the applicable Secretary of State or other appropriate governmental official, (ii) certificates from the applicable Secretary of State or other appropriate governmental official listing all charter documents of the Company on file and the Company's registration as a registered limited liability partnership.

5.1.12 Receipt of Purchased Interests. Assignments shall have been executed by all Sellers transferring ownership of the Purchased Interests to Purchaser in accordance with the terms of this Agreement.

5.1.13 No Adverse Change. There shall have occurred no material adverse change in the business or financial condition of the Company between December 31, 1999 and the Closing Date.

5.1.14  Employment   Agreements.   Purchaser  shall  have  received   Employment
Agreements satisfactory to Purchaser, between the Company, as employer, and Charlie A. Meador and Victoria L. Smith, as employees.

5.2 Conditions to the Obligations of the Sellers. The obligations of the Sellers hereunder to sell the Purchased Interests to the Purchaser are subject to the fulfillment, at or prior to the Closing, of the following conditions precedent (any or all of which may be waived in whole or in part by the Sellers in theirs sole discretion):

5.2.1 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date as though each such representation and warranty was made on and as of the Closing Date.

5.2.2 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

5.2.3 Orders and Laws. There shall not be pending, threatened or in effect on the Closing Date any Orders or Laws restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

5.2.4 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (i) shall have been duly obtained, made or given, (ii) shall not be subject to the satisfaction or any condition that has not been satisfied or waived, and (iii) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

5.2.5 Officers' Certificates. Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date and executed by the president or vice-president or other officer of Purchaser, substantially in the form and to the effect of Exhibit E hereto.

5.2.6 Employment Agreements. Charlie A. Meador and Victoria L. Smith shall have entered into Employment Agreements with the Company that are satisfactory to the Purchaser.

5.2.7 Opinion of Counsel. Purchaser shall have furnished to Sellers an opinion of counsel, dated the Closing Date, substantially in the form and to the effect of Exhibit F hereto, and to such further effect as Sellers may reasonably request.

                                   ARTICLE VI

6 TERMINATION

6.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

6.1.1 by Purchaser or by the Sellers if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

6.1.2 (i) by Purchaser if any of the conditions in Section 5.1 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date, or (ii) by the Sellers, if any of the conditions in Section 5.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Sellers to comply with his obligations under this Agreement) and the Sellers has not waived such condition on or before the Closing Date;

6.1.3 by mutual consent of Purchaser and the Sellers; or

6.1.4 by Purchaser or by the Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 31, 2000, or such later date as the parties may agree upon.

6.2 Effect of Termination. Each party's right of termination under Section 6.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 6.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in this Section and in Sections 9.3, 9.4, 9.13 and Article X will survive; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies (including specific performance) will survive such termination unimpaired.

                                   ARTICLE VII

7 INDEMNIFICATION; TAX MATTERS

7.1 Survival.

7.1.1 The representations and warranties of the Sellers shall survive the Closing and shall continue in full force and effect for the periods specified below (the Sellers' "Survival Period"):

     7.1.1.1 The representations and warranties of the Sellers contained in Sections 2.1, 2.2, 2.3, 2.11, 2.15, and 2.23 shall survive indefinitely; and

     7.1.1.2 All other representations and warranties of the Sellers contained in this Agreement (including any certificate delivered in connection herewith, or therewith) shall survive until the second anniversary of the Closing, at which time such representations and warranties shall expire.

7.1.2 The representations and warranties of the Purchaser contained in this Agreement (including any certificate delivered in connection herewith, or therewith) shall survive (the Purchaser's "Survival Period") until the second anniversary of the Closing, at which time such representations and warranties shall expire.

7.1.3 Anything to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before the expiration of the respective Survival Period for such claim but not resolved prior to its expiration, and any such extension shall apply only as to the claims asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

7.2               Indemnification.
                  ---------------

7.2.1 The Sellers will indemnify the Company, Resources and Products and their respective stockholders and the officers, directors, employees, agents and Affiliates of each of them (collectively the "Purchaser Indemnitees") in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Sellers contained in this Agreement (including, without limitation, any certificate delivered in connection herewith or therewith); provided, however, that Sellers shall have no liability to the Purchaser Indemnitees for breaches of representations or warranties unless and solely to the extent that the aggregate amount of damages resulting therefrom exceeds $50,000.00 and, after such $50,000.00 threshold is met, Sellers shall have no liability to the Purchaser Indemnitees for additional damages resulting from such breaches with respect to individual items that are less than $1,000.00 unless such individual items exceed $10,000.00 in the aggregate, provided that such limitations shall not apply to damages from breaches of representations and warranties constituting fraud or intentional misrepresentation .

7.2.2 Resources and Products will indemnify the Sellers in respect of, and hold them harmless from and against, any and all Losses suffered, incurred or sustained by them or to which they become subject, resulting from, arising out of or relating to any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement (including, without limitation, any certificate delivered in connection herewith or therewith).

7.3  Method  of  Asserting  Claims.  All  claims  for   indemnification  by  any
Indemnified Party under Section 7.2 will be asserted and resolved as follows:

7.3.1 In order for an Indemnified Party to be entitled to any indemnification provided for under Section 7.2 in respect of, arising out of or involving a claim or demand made by any Person not a party to this Agreement against the Indemnified Party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party promptly after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, that failure to give such Claim Notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

7.3.2 If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party, which counsel must be reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, but shall continue to pay for any expenses of investigation or any Loss suffered. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If (i) the Indemnifying Party shall not assume the defense of a Third Party claim with counsel satisfactory to the Indemnified Party within twenty Business Days of any Claim Notice, or (ii) legal counsel for the Indemnified Party notifies the Indemnifying Party that there are or may be legal defenses available to the Indemnifying Party or to other Indemnified Parties which are different from or additional to those available to the Indemnified Party, which, if the Indemnified Party and the Indemnifying Party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or prejudice prosecution of the defenses available to such Indemnified Party, or (iii) if the Indemnifying Party shall assume the defense of a Third Party Claim and fail to diligently prosecute such defense, then in each such case the Indemnified Party, by notice to the Indemnifying Party, may employ its own counsel and control the defense of the Third Party Claim and the Indemnifying Party shall be liable for the reasonable fees, charges and disbursements of counsel employed by the Indemnified Party, and the Indemnified Party shall be promptly reimbursed for any such fees, charges and disbursements, as and when incurred. Whether the Indemnifying Party or the Indemnified Party control the defense of any Third Party Claim, the parties hereto shall cooperate in the defense thereof. Such cooperation shall include the retention and provision to the counsel of the controlling party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation or any material provided hereunder. The Indemnifying Party shall have the right to settle, compromise or discharge a Third Party Claim (other than any such Third Party Claim in which criminal conduct is alleged) without the Indemnified Party's consent if such settlement, compromise or discharge (i) constitutes a complete and unconditional discharge and release of the Indemnified Party, and (ii) provides for no relief other than the payment of monetary damage and such monetary damages are paid in full by the Indemnifying Party.

7.3.3 In the event any Indemnified Party should have a claim under Section 7.2 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall promptly deliver an Indemnity Notice to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 7.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has notified the Indemnified Party within the Dispute Period that it disputes its liability (or the amount of such liability) with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within thirty (30) days, such dispute shall be resolved as provided in Article X hereof.

7.4 Tax Liability. The Sellers agree that they shall be responsible, at their sole expense, for the preparation and timely filing of all income Tax Returns of the Company filed after the date this Agreement is executed for all periods ending on or prior to the Closing Date, and that, except for non-income Tax liabilities that are properly reflected as accrued liabilities on the Books and Records as of the Closing, Sellers shall pay when due all Taxes properly payable for the periods covered by such Tax Returns and shall be entitled to all refunds allocable to such periods; provided that the Purchaser acknowledges and agrees that the Company will sign and file all such Tax Returns of the Company filed after the Closing. All items of income, gain, deduction and loss through the close of business on the Closing Date shall be included in the Company's Federal Income Tax Return for the period ending on the Closing Date. Purchaser agrees that it shall be responsible, at its sole expense, for the preparation and timely filing of all Tax Returns of the Company for all periods after the Closing Date, and that Purchaser shall pay when due all Taxes properly payable for the periods covered by such Tax Returns. For taxes based on income or receipts, the amount of such taxes payable shall include amounts payable as if the applicable taxable period ended on the close of business on the Closing Date.

7.5 Tax Contests.

7.5.1 If any Taxing Authority or other Person asserts a Tax Claim, then the party hereto first receiving notice of such Tax Claim shall promptly provide written notice thereof to the other parties hereto. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of any relevant correspondence received from the Taxing Authority or other Person.

7.5.2 If, within 30 calendar days after any the Sellers receives or delivers, as the case may be, notice of a Tax Claim, the Sellers provide to the Purchaser an Election Notice, then subject to the provisions of this Section 7.4, the Sellers shall defend or prosecute, at their sole cost, expense and risk, such Tax Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by the Sellers to a Final Determination; provided, that the Sellers shall not, without the prior written consent of the Company, enter into any compromise or settlement of such Tax Claim that would result in any Tax detriment to the Company. So long as the Sellers are defending or prosecuting a Tax Claim, with respect to the Company, the Company shall provide or cause to be provided to the Sellers any information reasonably requested by the Sellers relating to such Tax Claim, and shall otherwise cooperate with the Sellers and their representatives in good faith in order to contest effectively such Tax Claim. The Sellers shall inform the Company of all developments and events relating to such Tax Claim (including, without limitation, providing to the Company copies of all written materials relating to such Tax Claim) and the Company or its authorized representatives shall be entitled, at the expense of the Company, to attend, but not to participate in or control, all conferences, meetings and proceedings relating to such Tax Claim.

7.5.3 If, with respect to any Tax Claim, the Sellers fails to deliver an Election Notice to the Company within the period provided in Section 7.5.2 or, after delivery of such Election Notice to the Company, the Sellers fail diligently to defend or prosecute such Tax Claim to a Final Determination, then the Company shall at any time thereafter have the right (but not the obligation) to defend or prosecute, at the sole cost, expense and risk of the Sellers, such Tax Claim. The Company shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by the Company, the Sellers shall cooperate in good faith with the Company and its authorized representatives in order to contest effectively such Tax Claim. The Sellers may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Tax Claim controlled by the Company pursuant to this Section 7.5.3, and shall bear their own costs and expenses with respect thereto. In the case of any Tax Claim that is defended or prosecuted by the Company pursuant to this Section 7.5.3, the Company shall, from time to time, be entitled to receive current payments from the Sellers with respect to costs and expenses incurred by the Company in connection with such defense or prosecution (including, without limitation, reasonable attorneys', accountants' and experts' fees and disbursements, settlement costs, court costs and any other costs or expenses for investigating, defending or prosecuting such Tax Claim, and any Taxes imposed on the Company as a result of receiving a payment from the Sellers pursuant to this Section 7.5) (collectively "Associated Costs").

7.5.4 In the case of any Tax Claim that is defended or prosecuted to a Final Determination by the Sellers pursuant to this Section 7.5, the Sellers shall pay to the appropriate Tax Indemnitees, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim within five Business Days after such Final Determination. In the case of any Tax Claim that is defended or prosecuted to a Final Determination by the Company pursuant to the terms of this Section 7.5, the Sellers shall pay to the appropriate Tax Indemnitee, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim, together with any Associated Costs that have not theretofore been paid by the Sellers to the Company, within five Business Days after such Final Determination. In the case of any Tax Claim not covered by the two preceding sentences that is the subject of a Final Determination, provided that the provisions of this Agreement are followed in the handling of such Tax Claim, the Sellers shall pay to the Company, in immediately available funds, the full amount of any Tax arising or resulting from such Tax Claim (calculated after taking into account any actual reduction in the current liability for Taxes of such Tax Indemnitee for Tax arising out of or resulting from such payment or such Tax Claim), together with any Associated Costs that have not theretofore been paid by the Sellers to the Company, at least five Business Days before the date payment of such Tax is due from any Tax Indemnitee.

7.5.5 Notwithstanding anything contained in this Article VII to the contrary, the rights of the Sellers under this Section 7.5 to defend or prosecute, or to control the defense or prosecution of, any Tax Claim shall be no greater than those rights that the Company would have to defend or prosecute, or to control the defense or prosecution of, such Tax Claim.

7.6 Cooperation Regarding Tax Matters. Each party hereto shall provide to the other parties hereto and the Company such cooperation and information as any of them reasonably may request related to the filing of any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules, workpapers and relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which any such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Tax Returns pursuant to this Article VII shall bear all costs of filing such Tax Returns.

7.7 Payment of Transfer Taxes and Fees. The Sellers shall pay all sales, use, transfer, stamp, documentary or similar Taxes imposed upon or arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless the Purchaser, the Company and their Affiliates with respect to such Taxes. The Sellers shall file all necessary documentation and Tax Returns with respect to such Taxes and provide to Purchaser copies of all such Tax Returns.

7.8 Other Tax Covenants.

7.8.1 Without the prior written consent of Purchaser, neither the Sellers nor any Affiliate of any the Sellers shall, to the extent it may affect or relate to the Company, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax
Return, enter into any method of tax accounting, enter into any closing agreement, settle any Tax Claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax Claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing any post-closing Tax Liability of the Purchaser, of the Company or any Affiliate of Purchaser.

7.8.2 Without the prior written consent of the Sellers, neither the Purchaser nor the Company shall, to the extent it may affect or relate to the Company, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would affect a Pre-Closing Tax Period, unless required by applicable law.

7.8.3 So long as any books, records and files retained by the Sellers relating to the business of the Company or the books, records and files delivered to the control of the Purchaser pursuant to this Agreement to the extent they relate to the operations of the Company prior to the Closing Date, remain in existence and are available, each party (at its own expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. The Purchaser and the Sellers and their respective Affiliates shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first providing 60 days' written notice of intention to destroy to the other, and allowing such other party to take possession of such records.

7.9 Conflict. In the event of a conflict between the provisions of Sections 7.4 through 7.8 of this Article VII and any other provision of this Agreement, such provisions of this Article VII shall control.

                                  ARTICLE VIII

8 DEFINITIONS

8.1 Definitions. As used in this Agreement, the following defined terms shall have the meanings indicated below:

     "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

     "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly owning, owned by, controlling, controlled by or under common control with, that Person, (b) any director, partner, officer, agent, employee or relative of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

     "Agreement" means this Purchase Agreement, the Exhibits and the Disclosure Schedule and the certificates delivered in connection herewith, as the same may be amended from time to time in accordance with the terms hereof.

     "Assets" of any Person means all assets and properties of every kind, nature, character and description, including goodwill and other tangibles, operated, owned or leased by such Person, including cash and cash equivalents, investments, accounts and notes receivable, chattel paper, documents, instruments, real estate, equipment, inventory, goods and intellectual property.

     "Associated Costs" has the meaning ascribed to it in Section 7.5.3.

     "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by the Company or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

     "Books and Records" means all files, documents, instruments, papers, books and records relating to the Company, including financial statements, Tax Returns and related work papers and letters from accountants, attorneys, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, legal files, retrieval programs, operating data and plans and environmental studies and plans.

     "Claim Notice" means written notification pursuant to Section 7.3.1 of a Third Party Claim as to which indemnity under Section 7.2 is sought by an Indemnified Party.

     "Closing" and "Closing Date" have the meaning ascribed to them in Section 1.3.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Company" has the meaning ascribed to it in the first recital of this Agreement (and shall include all predecessors and subsidiaries of the Company).

     "Contract" means any written or oral agreement, lease, guaranty, evidence of indebtedness, mortgage, indenture, security agreement or other contract of any nature whatsoever.

     "Disclosure Schedule" means the schedules delivered to Purchaser by or on behalf of the Company and the Sellers, and the schedules delivered by or on behalf of Purchaser, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein pursuant to this Agreement.

     "Dispute Period" means the period ending forty-five (45) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

     "Election Notice" means a written notice provided by the Sellers in respect of a Tax Claim to the effect that (i) the Sellers acknowledge their indemnity obligation under this Agreement with respect to such Tax Claim and (ii) the Sellers elect to contest, and to control the defense or prosecution of, such Tax Claim at their sole risk and sole cost and expense.

     "Environment" means all air, surface water, groundwater, drinking water supply, stream sediments, or land, including soil, land surface or subsurface strata, all fish, wildlife, biota and all other environmental medium or natural resources.

     "Environmental, Health and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to (i) any environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (iii) financial responsibility under Environmental Law or
Occupational Safety and Health Law for clean-up costs or corrective action, including any investigation, clean-up, removal, containment, or other remediation or response actions required by Environmental Law or Occupational Safety and Health Law (whether or not such clean-up has been required or requested by any governmental body or any other Person) and for any natural resource damages; or (iv) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended (CERCLA).

     "Environmental Law" means all federal, state, local and foreign environmental, health and safety laws, common law orders, decrees, judgments, codes and ordinances and all rules and regulations promulgated thereunder, civil or criminal, including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes.

     "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consent or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles, tank cars and rolling stock) currently or formerly owned or operated by the Company.

     "Final Determination" means (i) a decision, judgment, decree or other Order by any court of competent jurisdiction, which decision, judgment, decree or other Order has become final after all allowable appeals by either party to the action have been exhausted or the time for filing such appeals has expired, (ii) a closing agreement entered into under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding, (iii) the expiration of the time for instituting suit with respect to a claimed deficiency or (iv) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto.

     "Financial Statements" has the meaning ascribed to it in Section 2.8.

     "GAAP" means generally accepted accounting principles applicable within the United States, consistently applied.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

     "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing regulated by or subject to any Environmental Law that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

     "Hazardous Material" means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs);
(ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any Environmental Law; and (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority.

     "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases, (v) long term debt and (vi) in the nature of guarantees of the obligations described in clauses (i) through (v) above of any other Person.

     "Indemnified Party" means any Person claiming indemnification under any provision of Article VII.

     "Indemnifying   Party"   means  any  Person   against   whom  a  claim  for
indemnification is being asserted under any provision of Article VII.

     "Indemnity Notice" means written notification pursuant to Section 7.3.3 of a claim for indemnity under Article VII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "Leased Real Property" has the meaning ascribed to it in Section 2.15.

     "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities) of a Person (whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due).

     "Licenses"  means  all  licenses,   permits,   certificates  of  authority,
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental or Regulatory Authority.

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Loss" means any and all damages, fines, fees, penalties, deficiencies, diminution in value of investment, losses and expenses, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, such as fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or
disputing  any  rights  under  this  Agreement   against  any  party  hereto  or
otherwise).

     "Occupational Safety and Health Law" means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program made applicable to the Facilities by operation of Law, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Option" with respect to any Person means any right, subscription, warrant, option, "phantom" ownership right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any ownership interest in the Company or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any ownership interest of such Person, or (ii) receive any benefits or rights similar to those enjoyed by or accruing to the holder of an ownership interest or other equity interests of such Person, including without limitation, any rights to participate in the equity, income or election of directors or officers of such Person.

     "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

     "Owned Real Property" has the meaning ascribed to it in Section 2.15.

     "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Plan" means any bonus, compensation, pension, profit sharing, retirement, stock purchase or cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of
Section 3(3) of ERISA.

     "Post-Closing Period" means any taxable period or portion thereof beginning after the Closing Date. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.

     "Pre-Closing Period" means any taxable period or portion thereof that is not a Post-Closing Period.

     "Purchase Price" has the meaning ascribed to it in Section 1.2.

     "Purchased Interests" has the meaning ascribed to it on the first page of this Agreement.

     "Purchaser" has the meaning ascribed to it in the first paragraph of this Agreement.

     "Real Property" has the meaning ascribed to it in Section 2.15.

     "Real Property Leases" has the meaning ascribed to it in Section 2.15.

     "Release"  means  any  spilling,   leaking,  pumping,  pouring,   emitting,
emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Seller" and the "Sellers" have the meaning ascribed to them on the first page of this Agreement.

     "Subsidiary" means any Person in which another Person, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof. Unless the context otherwise requires a different interpretation, references to a "Subsidiary" mean a Subsidiary of the Company.

     "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     "Tax Claim" means any written claim with respect to Taxes attributable to a Pre-Closing Period made by any Taxing Authority or any Person that, if pursued successfully, could serve as the basis for a claim for indemnification, under this Agreement, of Purchaser, the Company and other Indemnified Parties specified in Section 7.1 of this Agreement.

     "Tax Indemnitee" means the Company, the Purchaser and their respective stockholders, officers, directors, employees, agents and Affiliates of each of them (other than the Sellers).

     "Tax Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

     "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

     "Third Party Claim" has the meaning ascribed to it in Section 7.3.

8.2 Interpretation of Agreement.

8.2.1 Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (v) the word "including" does not imply any limitation to the item or matter mentioned; and (vi) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

8.2.2 When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors, officers, managers, and other similar Persons in a similar position or having similar powers and duties, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after reasonable inquiry.

                                   ARTICLE IX

9 MISCELLANEOUS

9.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed by prepaid first class certified mail, return receipt requested, or sent by prepaid courier, to the parties at the following addresses:

If to Resources and/or Products, to:

         ISG Resources, Inc.
         136 East South Temple, Suite 1300
         Salt Lake City, UT 84111
         Attn.:  Sr. Vice President and General Counsel

If to Charlie A. Meador, Charlie E. Meador or Blake A. Meador:

         Charlie A. Meador
         9301 County Road 158
         Kaufman, Texas 75142

With a copy (which shall not constitute notice to any Seller) to:

         Strasburger & Price, L.L.P.
         901 Main Street, Suite 4300
         Dallas, Texas  75202
         Attention: Jack R. Dugan

If to Stephen D. Smith, Victoria L. Smith or Deanna R. Smith:

         Victoria L. Smith
         903 Rosewood Court
         Euless, Texas 76039

With a copy (which shall not constitute notice to any Seller) to:

         Strasburger & Price, L.L.P.
         901 Main Street, Suite 4300
         Dallas, Texas  75202
         Attention: Jack R. Dugan

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt and (iv) if delivered by courier to the address as provided for in this Section, be deemed given on the earlier of the second business day following the date sent by such courier or upon receipt. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

9.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof, provided that the execution of this Agreement shall not affect the Confidentiality Agreement currently in effect between the Company and the Purchaser.

9.3 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Article VII), each party will pay its own costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby and thereby; provided, however, that, anything in this Agreement to the contrary notwithstanding the costs and expenses of the Company and/or the Sellers incurred in respect of the period prior to the Closing in connection with this Agreement and the transactions contemplated herein may be paid by the Company.

9.4 Confidentiality. Purchaser and the Sellers will hold in strict confidence from any Person (other than its Affiliates or representatives) all documents and information concerning the other party hereto or any of its Affiliates furnished to it by or on behalf of the other party in connection with this Agreement or the transactions contemplated hereby, except to the extent the disclosing party can demonstrate that such documents or information was (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. Such covenant of confidentiality will remain in effect unless a party is compelled to disclose by judicial or administrative process (including in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law.

9.5 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, the Purchaser or the Sellers shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the Purchaser or the Sellers to fulfill their obligations under this Agreement.

9.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

9.7 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of the parties hereto.

9.8 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article VII.

9.9 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by either party without the prior written consent of the other party(ies) and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

9.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

9.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Texas.

9.13 Limited Recourse. Regardless of anything in this Agreement to the contrary,
(i) obligations and liabilities of Purchaser hereunder shall be without recourse to any stockholder of Purchaser or any of such stockholder's Affiliates, directors, employees, officers or agents and shall be limited to the assets of such party and (ii) the stockholders of Purchaser have made no (and shall not be deemed to have made any) representations, warranties or covenants (express or implied) under or in connection with this Agreement or any other Operative Agreement.

9.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                                    ARTICLE X

10 MEDIATION

         In the event there is a dispute under this Agreement, the disagreeing parties shall meet with one another and diligently attempt to resolve their disagreements. If they are unable to do so, then upon request of either party to the dispute made within twenty (20) days of the failure of negotiations, they will mediate the dispute, utilizing an impartial mediator pursuant to the rules of the American Arbitration Association ("AAA") or any other reputable organization that sponsors mediation. If, after thirty (30) days the mediation is not successful, or if no mediation has been elected, then any party to the dispute may file a legal action in any court of competent jurisdiction to resolve the dispute.

                            [Signature Page Follows}

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the first page hereof.

PURCHASER

ISG RESOURCES, INC.                          ISG MANUFACTURED PRODUCTS, INC.


  /s/                                             /s/
--------------------------------             --------------------------------
By: Brett Hickman                            By:  Brett Hickman
Its: Secretary                               By:  Secretary




SELLERS


  /s/                                             /s/
--------------------------------             --------------------------------
Charlie A. Meador                            Stephen D. Smith


  /s/                                             /s/
--------------------------------             --------------------------------
Victoria L. Smith                            Deanna R. Smith


  /s/                                             /s/
--------------------------------             --------------------------------
Charlie E. Meador                            Blake A. Meador